UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: (Date of earliest event reported): March 19, 2019 (March 14, 2019)

TRONOX LIMITED
(Exact name of registrant as specified in its charter)

Western Australia, Australia	001-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Lot 22 Mason Road
Stamford, Connecticut 06901	Kwinana Beach, WA 6167 Australia

(Address of principal executive offices, including zip code)

(203) 705-3800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On March 14, 2019, Tronox Limited, an Australian public limited company incorporated in the State of Western Australia in the Commonwealth of Australia (the “Company”), INEOS AG, a company limited by shares (Aktiengesellschaft) organized under the laws of Switzerland (“Parent”), and INEOS Joliet US Holdco, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Purchaser”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which Purchaser agreed to acquire the titanium dioxide business currently conducted by certain indirect subsidiaries (the “Transferred Companies”) of the The National Titanium Dioxide Company Limited, a limited company organized under the laws of the Kingdom of Saudi Arabia (“Cristal”) in Ashtabula, Ohio (the “Business”), for $700 million in cash, subject to working capital, debt and transaction expense adjustments (collectively, the “Transaction”). Additionally, pursuant to the terms of the Purchase Agreement, (i) Purchaser will acquire certain assets and assume certain liabilities related to Cristal’s Administrative and Technical Center in Glen Burnie, Maryland (the “Baltimore Technical Facility”), including the employment by Purchaser or its subsidiaries of certain employees of Cristal and its subsidiaries who are employed at the Baltimore Technical Facility, and (ii) a subsidiary of Purchaser will enter into a sublease with a subsidiary of the Company to occupy a portion of the Baltimore Technical Facility following the closing of the Transaction.

The Company previously announced that it was considering a sale of the Business in order to obtain approval from the U.S. Federal Trade Commission (the “FTC”) with respect to the Company’s proposed acquisition of the titanium dioxide business of Cristal (the “Cristal Transaction”). The Transaction, which has been approved by the board of directors of the Company, is expected to close in the second quarter of 2019, subject to the closing of the Cristal Transaction and satisfaction of certain closing conditions.  Each of the Transaction and Cristal Transaction remains subject to review and approval by the FTC.

Conditions to the Transaction

The completion of the Transaction is subject to certain closing conditions, including:

•
receipt of approval from the FTC with respect to the Transaction and the Cristal Transaction, or an order of a court of competent jurisdiction in the United States (i) ordering the removal of the preliminary injunction filed by the FTC and granted by the United States District Court for the District of Columbia on September 5, 2018 and (ii) issuing an order permitting the Transaction to close conditional upon the closing of the Cristal Transaction or prohibiting the FTC from seeking to enjoin the Transaction conditional upon the closing of the Cristal Transaction;

•	the closing of the Cristal Transaction; and

•	completion of the reorganization of the Company’s assets and operations relating to the Business.

Each party’s obligation to consummate the Transaction is also subject to certain additional customary closing conditions, including (i) the absence of any judgment, injunction, order or decree (or any suit or action that would reasonably be expected to result in the foregoing) prohibiting, enjoining, or having the effect of making the Transaction illegal, (ii) the accuracy of the other party’s representations and warranties contained in the Purchase Agreement (subject to certain materiality qualifiers) and (iii) the other party’s compliance in all material respects with its covenants and agreements contained in the Purchase Agreement.

Other Terms of the Transaction

The Purchase Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement. The covenants include, among others, the following: (i) the Company’s obligation to operate the Business in all material respects in the ordinary course between execution of the Purchase Agreement and the closing of the Transaction; (ii) the Company’s agreement to be subject to certain exclusivity obligations with respect to a sale of the Business; (iii) certain non-solicit obligations applicable to the Company, Parent and Purchaser for a period of two years after the closing of the Transaction; and (iv) a license by the Company to Purchaser and its affiliates of certain intellectual property rights used in the Business prior to the closing of the Transaction, subject to certain restrictions set forth therein. The parties also agreed to certain arrangements to assist the Transferred Companies in procuring the supply of certain products following the closing of the Transaction through the end of calendar year 2020.

Each of the parties is required to use its reasonable best efforts to consummate the Transaction, including by obtaining all necessary consents and authorizations from governmental entities, including the FTC, to complete the Transaction.  Without limiting the foregoing, Purchaser must take all actions necessary to obtain any such consents or authorizations from governmental entities, including agreeing to the divestiture, sale or disposition of assets of Purchaser or the Business and to the termination or modification any of Purchaser’s existing relationships in order to obtain any such consents and authorizations.

The Purchase Agreement contains customary termination provisions in favor of both parties, including a right to terminate the Purchase Agreement if the closing of the Transaction has not occurred on or before June 11, 2019.  Additionally, either party may terminate the Purchase Agreement if the FTC or its staff notifies the Company that Parent or Purchaser is not an acceptable purchaser of the Business or the sale of the Business is not an acceptable divestiture.

Both the Company and Parent have agreed, following the closing of the Transaction, to indemnify the other party for losses arising from certain breaches of the Purchase Agreement and for certain other liabilities, subject to certain limitations.

Simultaneous with the closing of the Transaction, the parties will enter into certain ancillary agreements, including a transitional services agreement and agreements related to the Baltimore Technical Facility and the supply to the Transferred Companies by the Company and its subsidiaries of certain products.

The foregoing description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 18, 2019, the Company issued a press release announcing the Transaction, as well as the joint filing by the Company and the FTC staff of a motion to withdraw the case from adjudication and seek FTC approval of the Cristal Transaction with the proposed remedy Transaction. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this item is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These and other risk factors are discussed in the Company’s filings with the SEC, including those under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018.

Significant risks and uncertainties may relate to, but are not limited to, the risk that the Transaction does not close due to failure of a closing condition or termination of the Purchase Agreement in accordance with its terms; the risk that the Cristal Transaction will not close, including by failure to obtain any necessary financing or the failure to satisfy other closing conditions under the Transaction Agreement, by and among the Company, Cristal and Cristal Inorganic Chemicals Netherlands Coöperatief W.A. (the “Cristal Transaction Agreement”) or by the termination of the Cristal Transaction Agreement; failure to plan and manage the Cristal Transaction or the Transaction effectively and efficiently; the risk that a regulatory approval that may be required for the Cristal Transaction or the Transaction, including from the FTC, is delayed, is not obtained or is obtained subject to conditions that are not anticipated; compliance with our bank facility covenants; the price of our shares; general market conditions; our customers potentially reducing their demand for our products; more competitive pricing from our competitors or increased supply from our competitors; operating efficiencies and other benefits expected from the Cristal Transaction or the Transaction.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information or future developments.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated as of March 14, 2019, by and among Tronox Limited, INEOS AG and INEOS Joliet US Holdco, LLC.
99.1	Press Release of Tronox Limited dated March 18, 2019

* This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2019

TRONOX LIMITED

By:	/s/ Jeffrey N. Neuman
	Name:	Jeffrey N. Neuman
	Title:	Senior Vice President, General Counsel and Secretary